UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, Express Scripts Holding Company (the “Company”) announced that its Board of Directors (the “Board”) had elected Kathleen M. Mazzarella to fill a vacancy on the Board. Ms. Mazzarella currently serves as Chairman, President and Chief Executive Officer of Graybar Electric Company, Inc.

There are no arrangements or understandings between Ms. Mazzarella and any other person pursuant to which she was elected as a director. Ms. Mazzarella will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Corporate Governance—Directors’ Compensation” in the Company’s proxy statement dated March 17, 2017 for its 2017 annual meeting of stockholders. No determination has been made concerning which committees Ms. Mazzarella will serve on as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: June 27, 2017	By:	/s/ Martin P. Akins
Martin P. Akins
Senior Vice President and General Counsel